Exhibit 99.1

athenahealth Agrees to Acquire Praxify Technologies to Advance Cloud Platform and Mobile Innovation

Companies Partner to Reduce Inefficiencies and Drive Intelligence at the Point of Care

WATERTOWN, Mass. – June 8, 2017– athenahealth, Inc. (NASDAQ: ATHN), a leading provider of network-enabled services for hospital and ambulatory clients nationwide, today announced that it has entered into an agreement to acquire Praxify Technologies, Inc., a Palo Alto-based company focused on reinventing how doctors work with health data to drive productivity, portability, and improved decision support. athenahealth expects that the acquisition of Praxify will advance the company’s platform strategy and mobile capabilities to drive frictionless workflows and intelligence at and around the moments of care. Completion of the transaction is subject to customary closing conditions.

“Leveraging advancements in machine learning and natural language processing, Praxify has invested several years in developing highly intuitive technology to enhance the delivery of high quality patient care. In combination with our cloud platform and services, Praxify’s team and technology will help us further reduce the many inefficiencies of healthcare’s clinical and operational workflows,” said Prakash Khot, chief technology officer, athenahealth. “We will work together to surface new streams of knowledge in natural and mobile ways, so providers and care teams can be fully present, informed, and efficient. We’re thrilled to have their talented team join our mission to make healthcare work as it should.”

athenahealth believes this acquisition will accelerate research and development initiatives across the company by adding significant expertise in mobile and user experience design. Additionally, the underlying technology on which Praxify is built will be integrated into athenahealth’s cloud platform, and will create new opportunities for both internal and third-party developers to rapidly build and launch applications. Together, the organizations will be better positioned to speed development and delivery of innovation at scale for the healthcare industry at large.

To learn more about athenahealth please visit: http://www.athenahealth.com.

About Praxify Technologies, Inc.
Praxify makes EHRs work the way doctors and patients need them to – quickly, intelligently and intuitively. Praxify’s solutions transform the EHR experience for clinicians with streamlined workflows, intuitive mobile interfaces and real-time analytical feedback. Founded in 2010 with a vision to make health IT seamless, intelligent, and helpful, Praxify’s founders conducted comprehensive studies to determine where EHRs and decision support systems fall short for clinicians and patients. Praxify’s team of world class clinicians, designers, and technologists continues to reinvent the way doctors work with data, achieving remarkable gains in productivity, portability, and clinical insight. For more information, visit http://praxify.com.

About athenahealth, Inc.
athenahealth partners with hospital and ambulatory clients to drive clinical and financial results. We offer medical record, revenue cycle, patient engagement, care coordination, and population health services. We combine insights from our network of 99,000 providers and 88 million patients with deep industry knowledge and perform administrative work at scale. For more information, please visit www.athenahealth.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “expect”, "will", and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the expected completion of the acquisition of Praxify and our goals and expectations regarding the combined companies. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.
Risks and uncertainties that may cause such differences include, among other things, the risk that the conditions to completing the acquisition of Praxify will not be satisfied on a timely basis or at all, and risks that we may not be able to achieve our expectations for the combined companies due to challenges in integration and the inability to retain key employees. These factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Press Contacts:

Holly Spring
athenahealth, Inc. (Media)
617-402-1631
media@athenahealth.com

Dana Quattrochi
athenahealth, Inc. (Investors)
617-402-1329
investorrelations@athenahealth.com

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